UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2018

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 19, 2018, Orchids Paper Products Company (the “Company”) entered into Amendment No. 8 (the “Credit Agreement Amendment”) to its Second Amended and Restated Credit Agreement dated June 25, 2015 by and among the Company, U.S. Bank National Association (“U.S. Bank”) and the other lenders party thereto (as amended, the “Credit Agreement”).

The Credit Agreement Amendment, among other things, (i) waives any existing Events of Default (as defined in the Credit Agreement); (ii) increases the borrowing capacity under the revolving line of credit by adding incremental revolving commitments in the amount of $21,003,846.00; (iii) establishes a debt service reserve for the payment of all accrued and future debt service on the Company’s outstanding obligations under the Credit Agreement and for future fees due to the lenders and agents under the Credit Agreement in the amount of $12,850,000.00; (iv) eliminates future reductions in the advance rates on eligible accounts receivable and certain items of inventory set forth in Amendment No. 7 to the Credit Agreement; (v) modifies the pricing schedule applicable to interest rates and the commitment fees under the Credit Agreement to increase such rates and fees by 1.0% when the Leverage Ratio is at the highest level; and (vii) amends certain reporting requirements, including the frequency thereof.

The Credit Agreement Amendment also revised the financial covenants under the Credit Agreement, specifically that:

•	the covenants regarding Fixed Charge Coverage, Leverage Ratio and Minimum Consolidated EBITDA (each as defined in the Credit Agreement) are eliminated.
•	the Company will maintain a book cash balance of not less than $1,000,000 at all times commencing April 20, 2018 and as of the last day of each week thereafter.
•	the Company will provide a cash flow forecast for the period of April 20, 2018 through and including August 31, 2018, and will not permit (i) Advances (as defined in the Credit Agreement) for the first four weekly periods covered by the cash flow forecast to exceed $4 million; (ii) total Net Cash Flow (as defined in the cash flow forecast) for the first four weekly periods covered thereby to be more than 10% on a cumulative basis less than the projected Net Cash Flow as set forth in the cash flow forecast for each such weekly period, with the first four weeks to build up as follows: week one, actual, week two, for the first two weeks actual, week three, for the first three weeks actual and week four, for the first four weeks actual; or (iii) total Net Cash Flow for any remaining week in each rolling four week period covered thereby to be more than 10% less than the projected Net Cash Flow as set forth in the cash flow forecast for each such four week period.
•	the Company will provide a weekly report on the Company’s prior weekly sales, by customer and respective tons, together with a comparison to the budgeted sales for each such period.

Additionally, the Company previously disclosed its initiative to refinance its existing long-term debt obligations, as well as to explore alternative financing, refinancing, restructuring and capital-raising activities, in order to address its ongoing liquidity needs and to maintain sufficient access to the loan and capital markets on commercially acceptable terms to finance its business. In support of these efforts, the Credit Agreement Amendment requires that the Company engage a chief strategic officer, as well as continue to employ an investment banker, to assist the Company in pursuing strategic alternatives such as a sale, capital raise, refinancing, or other transaction. Also, while the Company intends to continue its efforts to refinance its existing long-term debt obligations, the Credit Agreement Amendment requires that the Company and its investment banker accomplish certain actions related to the Company’s pursuant of strategic alternatives by milestone dates specified in the Credit Agreement Amendment if refinancing has not yet been obtained, including developing marketing materials for the sale of the Company’s business, acquiring letters of intent from potential purchasers in form and substance acceptable to the administrative agent, and negotiating and executing a purchase agreement for the sale of the Company’s equity or assets in an amount sufficient to repay the Company’s obligations to its lenders in full.

Pursuant to its obligations under the Credit Agreement Amendment, effective April 18, 2018, the Company engaged Deloitte Transactions and Business Analytics LLP (“DTBA”) to provide services as the Company’s chief strategic officer (the “CSO”) pursuant to the terms of an engagement letter with DTBA. The CSO will report directly to a special committee of the Board of Directors of the Company, and will work collaboratively with management and the Company’s investment banker in (i) coordinating with the Company’s other restructuring professionals, including attorneys and financial advisors, to assist to implement selected restructuring strategies, (ii) assessing the Company’s current business plan and operations to identify potential performance improvement initiatives, (iii) developing and implementing Company’s financial and operational turnaround strategy and associated activities for the special committee’s input and approval, (iv) overseeing the implementation of Company’s special committee-approved financial and operational turnaround strategy, (v) overseeing the management of, and effort to enhance, Company’s liquidity issues, and (vi) actively managing the relationship with Company’s lenders and other creditors.

Fees of $1.92 million will be paid to the lenders and administrative agent in connection with the Credit Agreement Amendment.

Obligations under the Credit Agreement remain secured by substantially all of the Company’s assets. Also, the Credit Agreement continues to include representations and warranties, and affirmative and negative covenants customary for financings of this type, including, but not limited to, limitations on additional borrowings, additional investments and asset sales.

On April 19, 2018, and in conjunction with the Credit Agreement Amendment, the Company also amended the loan agreement (the “NMTC Loan Agreement”) by and among the Company’s wholly owned subsidiaries and certain Community Development Financial Institutions relating to the Company’s participation in the New Market Tax Credits program of the Internal Revenue Code in order to align the NMTC Loan Agreement with the Credit Agreement. The amendment to the NMTC Loan Agreement incorporated the same substantive changes as the Credit Agreement Amendment. A fee of $50,000 will be paid to the lender in connection with the NMTC Loan Agreement amendment.

The foregoing summaries are not complete and are qualified in their entirety by reference to the full text of the Credit Agreement Amendment attached as Exhibit 10.1 to this Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.

On April 25, 2018, the Company reported its financial results for the quarter ended March 31, 2018. A copy of the Company’s press release containing this information is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, as it relates to the Registrant’s financial results for the quarter ended March 31, 2018, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act unless the Registrant specifically incorporates the information by reference in such a filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 8.01.	Other Events.

As previously announced, the Company plans to hold a teleconference to discuss first quarter results at 11:30 a.m. (ET) on Thursday, April 26, 2018. All interested parties may participate in the teleconference by calling (888) 346-7791 and requesting the Orchids Paper Products teleconference. Those intending to access the teleconference should dial in fifteen minutes prior to the start. The call may also be accessed live via webcast through the Registrant’s website at www.orchidspaper.com under “Investors.” A replay of the teleconference will be available for 30 days on the Company’s website.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	Amendment No. 8, dated as of April 19, 2018, to Second Amended and Restated Credit Agreement, dated as of June 25, 2015, among Orchids and U.S. Bank National Association, as administrative agent.
99.1	Press Release, dated April 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: April 25, 2018	By:	/s/ Jeffrey S. Schoen
Jeffrey S. Schoen Chief Executive Officer